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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 25, 1996


                        Concurrent Computer Corporation
               (Exact name of Registrant as specified in Charter)




  Delaware                                0-13150                     04-2735766
- ------------                           --------------                 --------------
(State or other juris-                  (Commission                   (IRS Employer
diction of incorporation)               File Number)                  Identification
                                                                      Number)




2101 W. Cypress Creek Road, Ft. Lauderdale, Florida                          33309
- ---------------------------------------------------                          -----
(Address of principal executive offices)                                  (Zip Code)


Registrant's telephone number including area code:  (954) 974-1700



                                     None
                                     ----
        (Former name or former address, if changes since last report)


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Item 4.  Changes in Registrant's Certifying Accountant

     On September 25, 1996, the accounting firm of KPMG Peat Marwick LLP was selected to replace the accounting firm of Coopers & Lybrand L.L.P. as independent accountants for Concurrent Computer Corporation (the "Company"). Coopers & Lybrand L.L.P. was notified of this decision on September 25, 1996. The decision to change auditors was approved by the Board of Directors upon the recommendation of the Audit Committee.

     During the two most recent fiscal years, and subsequent interim periods, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of the former accountants) would have caused them to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for each of the past two years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles.

     During the two most recent fiscal years, and the subsequent interim periods, the Company (or anyone on the Company's behalf) did not consult the newly engaged accountants regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.


 Item 7.      Exhibits
              --------

 Exhibit No.                  Description                   Sequential Page No.
 -----------            ----------------------------------  -------------------
 16                     Letter of Coopers & Lybrand L.L.P.
                        re change in certifying accountant





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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            CONCURRENT COMPUTER CORPORATION





                            By:  /s/ Daniel S. Dunleavy
                                 --------------------------------------------
                                 Daniel S. Dunleavy
                                 Vice President, Chief Financial Officer
                                 (Principal Accounting and Financial Officer)


Date: September 26, 1996